SCHEDULE 14A INFORMATION

              Proxy Statement Pursuant to Section 14(a) of the
                       Securities Exchange Act of 1934

   Filed by the Registrant  /x/
   Filed by a Party other than the Registrant   / /

   Check the appropriate box:

   / /  Preliminary Proxy Statement          / / Confidential, for use of
   /x/  Definitive Proxy Statement               the Commission Only (as
   / /  Definitive Additional Materials          permitted by Rule 14a-
   / /  Soliciting Material Pursuant to          6(e)(2))
        Rule 14a-118 or Rule 14a-12

                           EQUALITY BANCORP, INC.
              (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

   Payment of filing fee (check the appropriate box):

   /x/  No fee required.
   / / Fee computed on table below per Exchange Act Rules 14a-6(I)(1) and 0-11.

        (1) Title of each class of securities to which transaction applies:

        (2)  Aggregate number of securities to which transaction applies:

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

        (4)  Proposed maximum aggregate value of transaction:

        (5)  Total fee paid:

   / /  Fee paid previously with preliminary materials.

   / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

        (1)  Amount Previously Paid:

        (2)  Form, Schedule or Registration Statement No.:

        (3)  Filing Party:

        (4)  Date Filed:


                           EQUALITY BANCORP, INC.

                              9920 WATSON ROAD
                         ST. LOUIS, MISSOURI  63126
                               (314) 965-7090


   July 20, 2000



   Dear Stockholder:

   On behalf of the Board of Directors and the management of Equality Bancorp, Inc., you are cordially invited to attend the Annual Meeting of Stockholders of Equality Bancorp, Inc. to be held at 558 Gravois Road, Fenton, Missouri on Friday, August 11, 2000, at 4:00 p.m., Central Time.

   The attached Notice of the Annual Meeting and Proxy Statement describes the formal business to be transacted at the meeting. During the meeting, we will also report on the operations of the company. Directors and officers of the company, as well as representatives of KPMG LLP and Rubin Brown Gornstein and Co., LLP, the company's independent auditors, will be present to respond to any questions stockholders may have.

   YOUR VOTE IS VERY IMPORTANT. TO ENSURE PROPER REPRESENTATION OF YOUR SHARES AT THE ANNUAL MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE AS SOON AS POSSIBLE EVEN IF YOU CURRENTLY PLAN TO ATTEND THE MEETING. THIS WILL NOT PREVENT YOU FROM VOTING IN PERSON BUT WILL ASSURE THAT YOUR VOTE IS COUNTED IF YOU ARE UNABLE TO ATTEND THE MEETING.

   Thank you for your continued support.

   Sincerely,

   /s/ Richard C. Fellhauer

   Chairman of the Board, President and Chief Executive Officer







                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON AUGUST 11, 2000

        NOTICE IS HEREBY GIVEN, that the Annual Meeting of Stockholders (the "Meeting") of Equality Bancorp, Inc. ("Equality") will be held at 558 Gravois Road, Fenton, Missouri on Friday, August 11, 2000, at 4:00 p.m., Central Time.

        The Meeting is for the purpose of considering and acting upon:

        (1)  the election of three directors of Equality;

        (2)  such other matters as may properly come before the Meeting.

        The Board of Directors has fixed the close of business on June 30, 2000, as the record date for the determination of stockholders entitled to vote at the Meeting and any adjournments thereof.

        You are requested to complete and sign the enclosed proxy card, which is solicited by the Board of Directors, and to mail it promptly in the enclosed envelope.

                                 BY ORDER OF THE BOARD OF DIRECTORS

                                 /s/ Richard C. Fellhauer
                                 Chairman of the Board, President
                                   and Chief Executive Officer

   St. Louis, Missouri
   July 20, 2000


        IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE EQUALITY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO INSURE A QUORUM. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.







                               PROXY STATEMENT
                                     OF
                           EQUALITY BANCORP, INC.

                       ANNUAL MEETING OF STOCKHOLDERS
                               August 11, 2000

                             GENERAL INFORMATION

        This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Equality Bancorp, Inc. to be used at the 2000 Annual Meeting of Stockholders (the "Meeting"). The Meeting will be held at 558 Gravois Road, Fenton, Missouri on Friday, August 11, 2000, at 4:00 p.m., Central Time. The accompanying Notice of Meeting, this Proxy Statement and the Proxy Card are being first mailed to stockholders on or about July 20, 2000.

        Equality Bancorp, Inc. ("Equality") is a Delaware corporation formed at the direction of Equality Savings and Loan Association, F.A., in connection with its Plan of Conversion and Reorganization adopted May 14, 1997, pursuant to which Equality Savings and Loan Association, F.A. became a wholly-owned subsidiary of Equality Bancorp, Inc. and changed its name to Equality Savings Bank (the "Bank") on December 1, 1997.

        Stockholders who execute proxies retain the right to revoke them at any time. Unless so revoked, the shares represented by such proxies will be voted at the Meeting and all adjournments thereof. A stockholder who has executed a proxy has the power to revoke it at any time before it is voted by delivering written notice of revocation to the Secretary of Equality at 9920 Watson Road, St. Louis, Missouri 63126, by executing and delivering a subsequently dated proxy or by attending the Meeting and voting in person. Proxies solicited by the Board of Directors of Equality will be voted in accordance with the directions given therein. WHERE NO INSTRUCTIONS ARE INDICATED, PROXIES WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS SET FORTH BELOW.

        A quorum of stockholders is necessary to take action at the Meeting. Shares of Common Stock of Equality ("Common Stock") represented in person or by proxy at the Meeting will be counted for purposes of determining whether or not a quorum is present at the Meeting. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock at the Meeting will constitute a quorum.

        The expenses of solicitation, including the cost of printing and mailing, will be paid by Equality. Proxies are being solicited principally by mail and by telephone. In addition, directors, officers and regular employees of Equality may solicit proxies personally, by telephone, by fax or by special letter. Equality may also reimburse brokers, nominees and other fiduciaries for their reasonable expenses in forwarding proxy solicitation material to beneficial owners.


               VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

        Stockholders of record as of the close of business on June 30, 2000 (the "Record Date") are entitled to one vote for each share of Common Stock then held. As of the Record Date, Equality had 2,386,039 shares of Common Stock issued and outstanding.

        The following table sets forth, as of March 31, 2000, the number of shares of Common Stock beneficially owned by each person known by Equality to be the beneficial owner of more than five percent of the outstanding shares of Common Stock, each director of Equality, each executive officer named in the Summary Compensation Table below, and all directors and executive officers of Equality as a group.

                                                    AMOUNT AND NATURE OF       PERCENT OF COMMON
      NAME OF BENEFICIAL OWNER                     BENEFICIAL OWNERSHIP 1      STOCK OUTSTANDING
      ------------------------                     ----------------------      -----------------
      GREATER THAN 5% OWNERS:
        Equality Employee Stock Ownership                   188,480                    7.89%
          Plan Trust
          4131 South Grand Blvd.
          St. Louis, Missouri  63118

          Richard C. Fellhauer                              127,163                    5.28%

      DIRECTORS:
        Daniel C. Aubuchon 2                                 15,358                    *
        Stacey W. Braswell 2,3                               22,816                    *
        LeRoy C. Crook 2                                      7,677                    *
        Michael A. Deelo 2,4                                 92,788                    3.87%
        Richard C. Fellhauer 2,5                            127,163                    5.28%
        Kenneth J. Hrdlicka 2,6                              18,359                    *
        Berenice J. Mahacek 2,7                              50,551                    2.12%
        Michael J. Walsh 2,8                                 44,845                    1.88%
        Charles J. Wolter 2,9                                14,071                    *
      ALL DIRECTORS AND EXECUTIVE OFFICERS
      AS A GROUP (10 PERSONS)(10)                           426,012                   17.46%

     _____________________

        *    Less than 1%.

        1 Unless otherwise indicated, the nature of beneficial ownership for shares shown in this column is sole voting and investment power.

        2 Includes shares issuable pursuant to stock options currently exercisable or exercisable within 60 days of March 31, 2000; Mr. Aubuchon 1,150 shares, Mr. Braswell 2,279 shares, Mr. Crook 1,150 shares, Mr. Deelo 12,817 shares, Mr. Fellhauer 23,334 shares, Mr. Hrdlicka 2,279 shares, Ms. Mahacek 1,150 shares, Mr. Walsh 2,636 shares, and Mr. Wolter 1,150 shares.

        3 Of the 22,816 shares reported as beneficially owned by Mr. Braswell, 1,594 are held for his minor children.

        4 Mr. Deelo is also an executive officer. Of the 92,788 shares reported as beneficially owned by Mr. Deelo, 10,200 are held by his spouse.

        5 Mr. Fellhauer is also an executive officer. Of the 127,163 shares beneficially owned by Mr. Fellhauer, 3,275 are held by his spouse and 1,586 are held for his minor children.

        6 Of the 18,359 shares reported as beneficially owned by Mr. Hrdlicka, 1,218 are held by his spouse.

        7 Of the 50,551 shares reported as beneficially owned by Ms. Mahacek, 5,326 are held by her spouse.

        8 Of the 44,845 shares reported as beneficially owned by Mr. Walsh, 5,101 are held by his spouse.

        9 Of the 14,071 shares reported as beneficially owned by Mr. Wolter, 3,000 are held by his spouse.

        10 Includes 8,017 shares issuable pursuant to stock options granted to an executive officer that are currently exercisable or exercisable within 60 days of March 31, 2000.

                 PROPOSAL I - ELECTION OF THREE DIRECTORS

        Equality's Certificate of Incorporation provides for a Board of Directors consisting of nine directors, divided into three classes with staggered three-year terms expiring at the annual meeting in the years indicated: Berenice J. Mahacek, Charles J. Wolter and Michael A. Deelo, 2000; LeRoy C. Crook, Kenneth J. Hrdlicka and Michael J. Walsh, 2001; and Richard C. Fellhauer, Daniel C. Aubuchon and Stacey W. Braswell, 2002. Upon the recommendation of the nominating committee, the Board of Directors has nominated for reelection as directors Berenice J. Mahacek, Charles J. Wolter and Michael A. Deelo, each for a term of three years. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE REELECTION OF MS. MAHACEK, AND MESSRS. WOLTER AND DEELO.

        If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute nominees as the Board of Directors may recommend, or the Board of Directors may reduce the size of the Board. At this time, the Board knows of no reason why any nominee might be unavailable to serve.

        The following table sets forth certain information with respect to the persons who currently serve as members of the Board of Directors of Equality.

   DIRECTORS OF EQUALITY

                                             Age at                   Position Held                Director        Term
                    Name                 March 31, 2000               With Equality                Since *        Expires
                    ----                ---------------               -------------                -------        -------
      DIRECTOR NOMINEES:

      Michael A. Deelo                         44          Director, Sr. Ex. Vice President,         1994          2000
                                                               and Chief Financial Officer
      Berenice J. Mahacek                      66                       Director                     1982          2000
      Charles J. Wolter                        82                       Director                     1989          2000

      DIRECTORS CONTINUING IN OFFICE:

      LeRoy C. Crook                           91                       Director                     1965          2001
      Kenneth  J. Hrdlicka                     57                       Director                     1983          2001
      Michael J. Walsh                         56                       Director                     1986          2001
      Daniel C. Aubuchon                       52                       Director                     1981          2002
      Stacey W. Braswell                       56                       Director                     1982          2002
      Richard C. Fellhauer                     58           Director, Chairman of the Board,         1973          2002
                                                          President and Chief Executive Officer

   --------------------

   * The person named has been a director of Equality or the Bank since the date indicated.

        The business experience for the past five years of each of the current directors is as follows:

        Michael A. Deelo has been a Senior Executive Vice President and Chief Financial Officer of the Bank since 1997. From August 1996 until August 1997, he served as Executive Vice President and Chief Financial Officer of the Bank. Prior to that time, he served as Vice President and Chief Financial Officer of the Bank. He became Treasurer and Chief Financial Officer of Equality in June, 1997.

        Berenice J. Mahacek has been retired since 1996. Prior to that time she was a Senior Vice President of the Bank.

        Charles J. Wolter has been the President of Realty Net-Wolter Real Estate for more than the past five years. Charles J. Wolter is the father of Leonard O. Wolter, an executive officer of Equality.

        LeRoy C. Crook, now retired, was the President of Vess Bottling
   Company.

        Kenneth J. Hrdlicka has been the Director of Business Development of Anheuser Busch, Inc. for more than the past five years.

        Michael J. Walsh has been a Vice President of Equality Commodity Corp., a subsidiary of the Bank for more than the past five years.

        Daniel C. Aubuchon has been a partner with the law firm of Aubuchon, Raniere & Lally, P.C. for more than the past five years.

        Stacey W. Braswell has been a principal stockholder and Vice President of Blaine-Braswell and Associates, an insurance agency, for more than the past five years.

        Richard C. Fellhauer has been affiliated with the Bank since 1966 and assumed the position of Chairman of the Board, President and Chief Executive Officer in 1982. He became President and Chief Executive Officer of Equality in June, 1997.

   MEETINGS AND COMMITTEES OF THE BOARDS OF DIRECTORS

        Equality has established two standing committees: audit and compensation. The Board of Directors intends for each committee to meet only a few times each year as needed.

        Directors Aubuchon, Hrdlicka and Mahacek are members of the audit committee. The audit committee is principally responsible for recommending which firm to engage as Equality's external auditor and for reviewing Equality's annual financial statements and matters relating thereto. The audit committee met two times during the fiscal year ended March 31, 2000.

        Directors Aubuchon, Braswell and Hrdlicka are members of the compensation committee. The compensation committee is principally responsible for administering Equality's benefit plans and addressing
   other compensation issues.   The compensation committee met one time
   during the fiscal year ended March 31, 2000.

        The full Board of Directors of Equality acts on matters relating to the nomination of directors. The Board of Directors of Equality conducts its business through meetings and committees of the Board. During the fiscal year ended March 31, 2000, the Board of Directors held 13 meetings. No director of Equality attended fewer than 75% of the total meetings of the Board and committee on which such Board member served during this period.

   DIRECTORS' FEES

        Equality's Board of Directors meets quarterly. The Directors of Equality do not receive any fees in consideration of their service. Each nonemployee director received an automatic grant of options to purchase 5,000 shares of common stock on August 14, 1998, and an automatic award for 1,250 shares of common stock under the Management Recognition Plan on June 19, 1998. Each award and grant vests 20% per year over five years.

        Members of the Board of Directors of Equality are also members of the Board of Directors of the Bank, and each receives a fee of $600 for each Board meeting attended. No fees are paid for attending committee meetings of the Board.

   EXECUTIVE OFFICERS

        Equality has three executive officers. Mr. Fellhauer is the President and Chief Executive Officer of Equality. Mr. Deelo is the Sr. Executive Vice President, Treasurer and Chief Financial Officer of Equality. For information concerning Messrs. Fellhauer's and Deelo's business experience, see "- Directors of Equality." Leonard O. Wolter is Vice President of Equality. Mr. Wolter is also a Senior Vice President of the Bank and President of Equality Mortgage Corp., a subsidiary of the Bank, and has held such positions since 1998. Prior to being named President of Equality Mortgage Corp., Mr. Wolter was Senior Vice President for more than five years. Leonard O. Wolter is the son of Charles J. Wolter, a director of Equality.

   EXECUTIVE COMPENSATION

        The table below sets forth the total amount of cash and non-cash compensation awarded to, earned by or paid to Richard C. Fellhauer, Equality's President and Chief Executive Officer and Michael A. Deelo, Equality's Sr. Executive Vice President, and Chief Financial Officer, during the three fiscal years ended March 31, 2000, 1999 and 1998. Such compensation was paid to Messrs. Fellhauer and Deelo with respect to their positions at the Bank. No other officer of Equality received salary and bonus compensation in excess of $100,000 during the fiscal year ended March 31, 2000.

                                                  SUMMARY COMPENSATION TABLE

                                     ANNUAL COMPENSATION                            LONG TERM COMPENSATION
                                     -------------------                           ----------------------
                                                                                    RESTRICTED   SECURITIES
          NAME AND                                               OTHER ANNUAL         STOCK      UNDERLYING      ALL OTHER
     PRINCIPAL POSITION       YEAR    SALARY($)   BONUS($)    COMPENSATION($)(1)    AWARDS(3)    OPTIONS(4)   COMPENSATION(2)
     -------------------      ----    --------    --------    ------------------    ---------    ----------   ---------------
 Richard C. Fellhauer         2000    $157,400        -               $8,500               -         2,500          $7,299
   President & Chief          1999     159,415        -                8,400         199,688        25,000           9,978
   Executive Officer          1998     138,000        -               10,200               -             -           8,366

 Michael A. Deelo             2000    $100,000     $5,000             $8,500               -         2,000          $5,177
  Sr. Exec. Vice              1999      93,750        -                8,400         139,781        17,500           6,650
  President & Chief           199       81,095        -               10,200               -             -           5,060
  Financial Officer

 ------------------

   1    Consisting solely of directors' fees as a director of the Bank.

   2 Represents the dollar value of matching and discretionary profit sharing contributions pursuant to the Bank's tax qualified thrift plan and ESOP (based on the value of the Common Stock on the date the Common Stock was allocated) made by the Bank for the fiscal years ended March 31, 2000, 1999, and 1998.

   3 Represents awards of 15,000 shares of Common Stock to Mr. Fellhauer and 10,500 shares of Common Stock to Mr. Deelo under the MRP based upon the value of such stock of $13.3125 per share as of the date of such award. As of March 31, 2000, the value of restricted stock (15,000 shares and 10,500 shares respectively) was $6.50 per share or $97,500 for Mr. Fellhauer in the aggregate and $68,250 for Mr. Deelo in the aggregate. Such stock awards become non-forfeitable at the rate of 20% of total shares per year commencing on August 14, 1999. Dividends are paid for all vested shares awarded.

   4 Represents award of options exercisable at the rate of 20% per year commencing on August 14, 1999. The exercise price equals the average market value of common stock on the date of grant of $13.90 for 1999 options and $8.00 for 2000 options.

   STOCK COMPENSATION PROGRAMS

        The following tables set forth information concerning options granted to each named executive officer in the last fiscal year and fiscal year end values of unexercised options.

                                                    OPTION GRANTS IN LAST FISCAL YEAR
                                                    ---------------------------------


                                                                                                        POTENTIAL REALIZABLE
                              NUMBER OF         % OF TOTAL                                                VALUE AT ASSUMED
                              SECURITIES          OPTIONS        EXERCISE                                ANNUAL RATE (3) OF
                              UNDERLYING        GRANTED TO       OR BASE                                     STOCK PRICE
                               OPTIONS         EMPLOYEES IN       PRICE             EXPIRATION            APPRECIATION FOR
           NAME            GRANTED (#) (1)      FISCAL YEAR     ($/SH)(2)              DATE                  OPTION TERM
           ----             --------------     ------------     ---------              ----               -----------------
                                                                                                           5%          10%
                                                                                                           --          ---
 Richard C. Fellhauer             2,500              12.50%          8.00        August 14, 2008          12,578      31,875
 Michael A. Deelo                 2,000              10.00%          8.00        August 14, 2008          10,062      25,500

 ________________

   1 All options granted in 1999 become exercisable in annual cumulative installments of 20%, commencing of grant, with full vesting occurring on the fifth anniversary date of the grant.

   2 All options were granted at market value of the date of grant, based on the closing price of the common stock on the American Stock Exchange.

   3 Potential realizable value is reported net of the option exercise price but before taxes associated with exercise. Actual gains, if any, on stock option exercises depend on the future performance of the common stock, overall market conditions and the continued employment of the officer. There can be no assurance that the amounts reflected in this table will be achieved.

                         AGGREGATE OPTION EXERCISES
               IN LAST FISCAL YEAR AND YEAR-END OPTION VALUES

                                                              Number of Securities
                                                             Underlying Unexercised       Value of Unexercised In-the-
                                                                Options at Fiscal         Money Options at Fiscal Year
                                                                  Year-End (#)                      End ($)(2)
                                                              ---------------------        ---------------------------
                                  Shares        Value
                                 Acquired     Realized
               Name            on Exercise     ($)(1)     Exercisable    Unexercisable    Exercisable     Unexercisable
               ----            -----------    --------    -----------    -------------    -----------     -------------
      Richard C. Fellhauer        12,115        35,715         22,832        22,500          40,908             -

      Michael A. Deelo            11,295        48,689         12,417        16,000          18,960             -

   ____________________

   1 Market value of the underlying securities at the date of exercise minus the exercise price, multiplied by the number of underlying securities.

   2 Market value of the underlying securities at year-end minus the exercise price, multiplied by the number of underlying
        securities.   Based upon the closing price of the Common Stock on
        the American Stock Exchange as of March 31, 2000 of $6.50 per share.

   EMPLOYMENT AGREEMENTS

        Equality has entered into employment agreements with Richard C. Fellhauer, President and Chief Executive Officer of Equality and the Bank, Michael A. Deelo, Sr. Executive Vice President, and Chief Financial Officer of Equality and Senior Executive Vice President and Chief Financial Officer of the Bank, and Leonard O. Wolter, Vice President of Equality and Senior Vice President of the Bank (each an "executive," or the "executives"). Each employment agreement provides that the individual will be employed for a three-year term. Such term may be extended for additional one-year periods by action of the Board of Directors of Equality taken on each successive anniversary of the effective date of the employment agreement. Each of Messrs. Fellhauer, Deelo and Wolter may terminate their employment agreements at any time upon 90 days' prior written notice to the Boards of Directors of Equality and the Bank.

        Under the employment agreements, the base annual salary for each executive may be increased from time to time during the term of the employment agreement in the sole discretion of the Board of Directors of Equality, but the executive's salary shall not be reduced below the level then in effect. In addition, the executive will be entitled to participate in incentive compensation plans or arrangements as may from time to time be established by Equality or the Bank on a basis consistent with the treatment of other executive officers of Equality or the Bank, but recognizing differences in responsibilities among
   executive officers.   The executive also shall be entitled to receive
   any other bonus or discretionary compensation payments as the Board of Directors of Equality may determine from time to time. Pursuant to the employment agreements, each executive also will be provided such other benefits (including but not limited to medical, health, life and other insurance coverage) and will be entitled to participate in such retirement plans of Equality and the Bank, as are generally made available to other executive officers of Equality or the Bank. During his employment, each executive also will be entitled to customary vacations in accordance with vacation policies and practices of Equality or the Bank prevailing from time to time, and to reimbursement for reasonable expenses incurred on behalf of Equality or the Bank in accordance with the then prevailing policies and practices of Equality or the Bank.

        Each employment agreement provides for continuing benefits in the event the executive is terminated by Equality, other than for "just cause," or in the event the executive voluntarily terminates the employment agreement for "good reason." Under the employment agreement, "just cause" would include personal dishonesty, incompetence, willful misconduct or breach of a fiduciary duty involving personal profit in the performance of his duties under the employment agreement, intentional and continued failure to perform stated duties, willful violation of any law, rule or regulation (other than a law, rule or regulation relating to a misdemeanor, traffic violation or similar offense), final cease-and-desist order or material breach of any provision of the employment agreement. Under the employment agreement, "good reason" would be deemed to exist if the executive terminated his employment because, without his express written consent, Equality breached any of the terms of the employment agreement. In such instances, the executive generally will continue to receive all benefits due to him under the employment agreement through the remaining term of the agreement. If the executive is terminated within one year after a "change of control" of Equality, other than for just cause or if the executive terminates his employment for any reason, then Equality will pay to the executive a lump sum equal to 2.99 times the "Base Amount," as that term is defined in Section 280G(b)(3) of the Code, and will continue to provide coverage for the executive and his dependents, beneficiaries and estate under all executive benefit plans of Equality and the Bank for the remainder of the term of the employment agreement. If payments and benefits under the employment agreements would constitute an "Excess Parachute Payment" under Section 280G of the Code, then such payments and benefits will be reduced to one dollar less than the maximum amount that Equality may pay under Section 280G of the Code without losing its ability to deduct such payments for tax purposes.
   A "change of control" is defined in each employment agreement to include, among other events, the acquisition of beneficial ownership of 20% or more of the voting power of Equality's capital stock.



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   TRANSACTIONS WITH MANAGEMENT

        The Bank has followed the policy of offering residential mortgage loans for the financing of personal residences, share loans and consumer loans to its officers, directors and employees. The loans are made in the ordinary course of business and are also made on substantially the same terms and conditions, including interest rate and collateral, as those of comparable transactions prevailing at the time with other persons, and do not include more than the normal risk of collectibility or present other unfavorable features. As of March 31, 2000, approximately $732,164 of loans were outstanding from the Bank to directors of Equality and the Bank and their affiliates.


         NOTICE PROVISIONS FOR STOCKHOLDER NOMINATIONS OF DIRECTORS

        Any stockholder wishing to nominate an individual for election as a director must comply with certain provisions in Equality's Certificate of Incorporation. Equality's Certificate of Incorporation establishes an advance notice procedure with regard to the nomination, other than by or at the direction of the Board of Directors of Equality, of candidates for election as directors. Generally, such notice must be delivered to or mailed to and received by the Secretary of Equality at the principal executive offices of Equality not later than the close of business on the 40th day nor earlier than the close of business on the 70th day prior to the first anniversary of the preceding year's annual meeting. The stockholder must also comply with certain other provisions set forth in Equality's Certificate of Incorporation relating to the nomination of an individual for election as a director. For a copy of all the provisions in Equality's Certificate of Incorporation relating to the nomination of an individual for election as a director, an interested stockholder should contact the Secretary of Equality at 9920 Watson Road, St. Louis, Missouri, 63126.

                 NOTICE PROVISIONS FOR STOCKHOLDER PROPOSALS

        Any stockholder wishing to bring business before an annual meeting must comply with certain provisions in Equality's Bylaws. Equality's Bylaws establish an advance notice procedure with regard to certain matters to be brought before an annual meeting of stockholders of Equality other than by or at the direction of the Board of Directors of Equality. Such notice must be delivered to or mailed to and received by the Secretary at the principal executive offices of Equality not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the preceding year's annual meeting. The stockholder must also comply with certain other provisions set forth in Equality's Bylaws relating to the bringing of business before an annual meeting. For a copy of all the provisions in Equality's Bylaws relating to the bringing of business before an annual meeting, an interested stockholder should contact the Secretary of Equality at 9920 Watson Road, St. Louis, Missouri, 63126.



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                                OTHER MATTERS

        The Board of Directors of Equality is not aware of any business to come before the Meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the Meeting, it is intended that proxies in the accompanying form will be voted in respect of such other matters in accordance with the judgment of the person or persons voting the proxies.


           SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Based solely upon its review of the Forms 3, 4 and 5 furnished to Equality pursuant to Section 16(a) of the Securities Exchange Act of 1934, Equality believes that all of its directors, officers and beneficial owners of more than 10% of its Common Stock filed all such reports on a timely basis during or with respect to the year ended March 31, 2000, except that a Form 5 was filed by each of the nine directors of Equality and Leonard Wolter on May 30, 2000, after the due date of May 14, 2000. These Forms 5 voluntarily updated end of year ownership data as well as stock option grant data for the year ended March 31, 2000.


                   ANNUAL REPORT AND FINANCIAL STATEMENTS

        Attention is directed to the financial statements contained in Equality's Annual Report for the year ended March 31, 2000. A copy of the Annual Report is being sent concurrently to all stockholders of record as of June 30, 2000.


                         AVAILABILITY OF FORM 10-KSB

        A copy of Equality's annual securities report for the year ended March 31, 2000, as filed with the SEC on Form 10-KSB, including the financial statements and the financial statement schedules, but without exhibits, will be provided without charge to any stockholder or beneficial owner of Equality's shares upon written request Patricia
   R. Todd, Secretary, Equality Bancorp, Inc., 9920 Watson Road, St. Louis, Missouri 63126.

                            STOCKHOLDER PROPOSALS

        In order to be eligible for inclusion in Equality's proxy materials for next year's Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at Equality's main office not later than March 11, 2001. Any such proposal shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934.





                                     12


                       INDEPENDENT PUBLIC ACCOUNTANTS

        On March 15, 2000, the Board of Directors of Equality engaged the accounting firm of Rubin Brown Gornstein & Co. LLP ("Rubin Brown") as its independent accountants, for the year commencing April 1, 2000 and ending March 31, 2001, replacing KPMG LLP ("KPMG") as Equality's independent accountant. KPMG will complete its audit of Equality's consolidated financial statements for the year ending March 31, 2000 and issue its report thereon. Rubin Brown currently performs the audit work solely for Equality Mortgage Corporation, a subsidiary of the Bank. Equality decided to engage Rubin Brown for all of its audit and tax work. The decision to change accountants was approved by Equality's Board of Directors.

        A representative of each firm will be present at the annual meeting and will be given an opportunity to make a statement if he or she so desires and will also be available to respond to questions from stockholders. Equality has been informed by the representative of each firm that the representative does not presently intend to make such a statement.

        During the years ended March 31, 2000 and 1999, there have been no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, auditing scope or procedure, which, if not resolved to KPMG's satisfaction, would have caused KPMG to make reference to the subject matter of the disagreement.

        KPMG's audit report on the consolidated financial statements of Equality and subsidiaries for the years ended March 31, 2000 and 1999 contained no adverse opinion or disclaimer of opinion and was not modified as to uncertainty, audit scope of accounting principles, except as follows: KPMG's audit reports on the consolidated financial statements of Equality and subsidiaries as of and for the years ended March 31, 2000 and 1999, state they "did not audit the financial statements of Equality Mortgage Corporation, which statements reflect total assets constituting 2% and 3% in 2000 and 1999, respectively, and total interest income and noninterest income constituting 13%, 20%, and 19% in 2000, 1999, and 1998, respectively, and total interest income and noninterest income constituting 20%, 19%, and 16% in 1999, 1998 and 1997, respectively, of the related consolidated totals.
   Those statements were audited by other auditors whose report has been furnished to us, and in our opinion, insofar as it relates to the amounts included for Equality Mortgage Corporation, is based solely on the report of the other auditors."

        None of the following events has occurred within Equality's two most recent fiscal years:

        (A) KPMG has not advised Equality that the internal controls necessary for Equality to develop reliable financial statements did not exist;

        (B) KPMG has not advised Equality that information had come to its attention that made it unwilling to rely on management's

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   representations, or that it made it unwilling to be associated with the financial statements prepared by management;

        (C) KPMG has not advised Equality that the scope of its audit should be expanded significantly, or that information has come to its attention that it has concluded will, or if further investigated might, (I) materially impact the fairness or reliability of a previously issued audit report or the underlying financial statements, or the financial statements issued or to be issued covering the fiscal periods subsequent to the date of the most recent audited financial statements (including information that might preclude the issuance of an unqualified audit report) and KPMG has not advised Equality of any issue that was not resolved to KPMG's satisfaction prior to its dismissal.

        During the two most recent fiscal years, except for the current and sole past performance by Rubin Brown of Equality Mortgage Corporation's audit work, neither Equality nor anyone on its behalf consulted Rubin Brown regarding either (i) the application of accounting principles to a specific competed or contemplated transaction, or the type of audit opinion that might be rendered on Equality's financial statements, where either written or oral advice was provided that was an important factor considered by Equality in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement as defined in paragraph 304(a)(1)(iv) of Regulation S-B.

        IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, STOCKHOLDERS ARE URGED TO VOTE, DATE, SIGN AND RETURN THE ENCLOSED PROXY. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.


                                      BY ORDER OF THE BOARD OF DIRECTORS

   Dated:  July 20, 2000
                                      /s/ Patricia R. Todd, Secretary





















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